Exhibit 99.1
The Elmet Group Co. Reports Third Quarter 2026 Results
Continued demand accelerating in Aerospace, Defense & Government markets
Revenue increased over 55%, with over 960 basis points of gross profit margin expansion to 31.3% driving adjusted EBITDA increase of approximately 129% to 21.7%
Landmark DoW investment of $450mm to secure tungsten supply chain
Backlog increased by nearly 298% to Company record level of $347 million

PORTLAND, Maine – November 9, 2026 – The Elmet Group Co. (“Elmet,” the “Company,” “we,” or “our”) (NASDAQ: ELMT), a U.S.-based provider of critical materials, precision-engineered components, and advanced high-power systems, today reported financial results for its third fiscal quarter ended October 2, 2026.

Third Quarter Fiscal Year 2026 Highlights
•Revenue increased 55.6% to approximately $79.6 million compared to approximately $51.1 million in Q3 2025.

•Gross profit margin improved 960 basis points to 31.3% of revenue compared to 21.7% of revenue in Q3 2025.

•Adjusted EBITDA increased 129.4% to approximately $17.0 million, or 21.3% of revenue, compared to approximately $7.4 million, or 14.5%, of revenue in Q3 2025.

•Net income for Q3 2026 was approximately $8.3 million, or $0.24 per diluted share, compared to approximately $1.6 million, or $0.08 per diluted share, in Q3 2025. Adjusted net income for Q3 2026 was approximately $11.4 million, or $0.35 per diluted share, compared to approximately $4.7 million, or $0.23 per diluted share, in Q3 2025.

•Open order backlog rose to approximately $347.4 million, up 164% from approximately $131.5 million at the end of Q2 2026 and up 298% from approximately $87.3 million at the end of Q3 2025.

Trailing Twelve Months ("TTM") Highlights

•Revenue increased 12.4% to approximately $257.0 million compared to the 2026 second quarter TTM results of approximately $228.5 million.
•Gross profit margin improved 290 basis points to 25.1% of revenue compared to the 2026 second quarter TTM of 22.2%.
•Adjusted EBITDA increased 33.6%, or $9.6 million, to approximately $38.1 million, or 14.8% of revenue, compared to approximately $28.5 million, or 12.5% of revenue, for the 2026 second quarter TTM.
•
•Net income (loss) was approximately $5.0 million, or $0.17 per diluted share, compared to approximately $(1.7) million, or $(0.08) per diluted share, for the 2026 second quarter TTM. Adjusted net income increased to approximately $22.7 million, or $0.89 per diluted share, compared to approximately $16.0 million, or $0.71 per diluted share, for the second quarter TTM.
Management Commentary
“The last few months have been nothing short of transformational for Elmet,” said Company CEO Peter V. Anania. “Through the Department of War’s landmark $450 million committed investment (the “DoW Investment”) and up to $2 billion long-term framework agreement with the Defense Logistics Agency (the “DLA Agreement”), we now have significant resources and financial commitments that will allow us to build a more integrated platform that expands domestic tungsten capabilities all the way from raw material sourcing through advanced manufacturing.

“With this capital and expanded strategy, we’ve already taken several material steps to realize our vision. We have put together plans to invest $165 million to expand and modernize our existing U.S. manufacturing capacity, formed a new division, Elmet Refining and Trading, LLC ("ERT"), intended to coordinate sourcing, refining, and delivery activities, secured long-term tungsten feedstock and processing capacity through strategic investments and offtake agreements, committed approximately $150 million to Blue Moon Metal’s (“Blue Moon”) Springer Tungsten Complex in Nevada through a joint venture, invested $125 million in our longtime partner and one of the world's largest integrated tungsten producers, Masan High-Tech Materials Corporation (“Masan”), and announced the acquisition of OSRAM GmbH’s (“Osram”) metal production operations in Germany.

“Looking at our results for the quarter, we grew revenue 55.6% to a Company record $79.6 million, driven by increased demand across all major end markets as well as the ongoing positive impact from increased raw material pricing. Our Company record firm order backlog at quarter end gives us increasing visibility into future performance as well as confidence in the sustainability of current demand. We believe we are operating at a time of unprecedented realignment, which presents a significant opportunity for us to grow the business given our exceptional positioning. The third quarter was a pivotal step forward in our mission to capitalize on the significant opportunities ahead.”

Conference Call
The Elmet Group Co. management will host a conference call tomorrow, Tuesday, November 10, 2026, at 8:00 a.m. Eastern time (5:00 a.m. Pacific time) to discuss these results, followed by a question-and-answer period.

Toll-Free Number: 877-869-3847
International Number: +1 201-689-8261
Webcast: Register and Join

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

About The Elmet Group
The Elmet Group is a U.S.-based provider of critical materials, precision-engineered components, and advanced high-energy systems for the Aerospace, Defense and Government, Industrial, Medical, Semiconductor and Electronics, and Energy industries. The Company operates through three divisions: Critical Materials Components (CMC), Engineered Microwave Products (EMP), and Elmet Refining & Trading (ERT), leveraging materials science and precision engineering expertise to deliver high-performance solutions. The Elmet Group is dedicated to strengthening domestic manufacturing capabilities to support the U.S. and its Allies’ needs in both critical materials and advanced high-power microwave systems.

Reorganization and Presentation of Financial Results
On January 2, 2026, the Company effected a reorganization (the “Reorganization”) whereby Anania & Associates and its noncontrolling interest holders contributed their ownership interests in Anania & Associates and its consolidated subsidiaries in exchange for shares of common stock in the Company. The Reorganization was a reorganization of entities under common control as Anania & Associates and the Company were controlled by the Company’s Chief Executive Officer (“CEO”) before and after the Reorganization. As a result, the Reorganization was accounted for in a manner similar to a pooling of interests with the assets and liabilities of Anania & Associates and its consolidated subsidiaries being carried over at their historical amounts. The historical consolidated financial statements of Anania & Associates were retrospectively recast to reflect the results as if the Company owned Anania & Associates and its consolidated subsidiaries as of January 1, 2025. In connection with the Reorganization, Anania & Associates Investment Company LLC, an immaterial subsidiary of Anania & Associates, was no longer controlled by the Company and was deconsolidated on January 2, 2026. The deconsolidation was recognized as a spinoff and the impact of $0.5 million was recognized within equity. In connection with the Reorganization, the Company’s tax status changed from an S-corporation to a C-corporation.
Non-GAAP Financial Measures
In evaluating its business, the Company uses or may use certain non-GAAP measures as supplemental measures to review and assess its operating and financial performance. These measures are commonly used in the manufacturing industry to provide stockholders and potential investors with additional information that excludes unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of the Company’s ongoing operating results. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools when assessing the Company’s operating and financial performances, and investors should not consider them in isolation, or as a substitute for any consolidated statement of operations data prepared in accordance with U.S. GAAP. The reconciliations to EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Earnings Per Share from relevant GAAP metrics are included at the end of this press release. Backlog as reported is confirmed orders from customers for which revenue has not been recognized.
Forward Looking Statements
The information in this press release includes forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These statements generally relate to future events or our future financial or operating performance and include statements regarding Elmet’s intended use of proceeds from the IPO and DoW Investment, the ultimate size of the DoW investment and DLA Agreement, Elmet’s ability to: (i) effectively meet demand for its products, (ii) build a more integrated platform that expands domestic tungsten capabilities from raw material sourcing through advanced manufacturing, (iii) invest in expanding and modernizing its existing manufacturing capacity on time, within budget and with the expected results, (iv) effectively use the new ERT division to coordinate sourcing, refining and delivering activities, (v) secure long-term tungsten feedstock and processing capacity through strategic investments and offtake agreements, (vi) restart production at the Blue Moon Springer Tungsten Complex on the anticipated timeline and at the anticipated cost, (vii) to successfully perform under, and realize the anticipated benefits of the DLA Agreement; (viii) to realize the anticipated benefits of partnerships, including with Blue Moon as well as the successful operation of joint ventures, (ix) close the acquisition of the assets of Osram’s tungsten and molybdenum manufacturing operations in Schwabmünchen and the timing of such closing, (x) benefit from defense spending levels in the United States and other countries in which it does business, (xi) successfully pursue its ongoing supply chain realignment, (xii) expand its role as a supplier across its end markets, (xiii) successfully make opportunistic investments, if any, that will support its competitive positioning, (xiv) effectively use the net proceeds received from its IPO and the DoW Investment to its benefit in the manner currently contemplated, in a different manner, or at all, and (xv) grow its business at a time of realignment. When used in this press release, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” and “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Elmet’s Registration Statement on Form S-1, as amended (File No. 333-294725) and subsequent filings Elmet makes with the Securities and Exchange Commission. Elmet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Company Contact
Chris Chandler
contact@theelmetgroup.com
Investor Contact
Tom Colton and Greg Bradbury
Gateway Group, Inc.
ELMT@gateway-grp.com
949-574-3860
-Financial tables to follow-

THE ELMET GROUP CO.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	October 2, 2026	December 31, 2025
Assets
Current Assets:
Cash	$105,714	$1,759
Restricted cash	124,710	—
Marketable securities	6,564	202
Accounts receivable, net	45,424	28,904
Government grant receivables	1,081	1,690
Related party receivables	111	426
Unbilled revenue	3,517	2,621
Inventories, net	152,768	69,697
Prepaid expenses and other current assets	9,276	4,774
Total current assets	449,165	110,073
Property, plant and equipment, net	42,031	42,342
Operating lease right-of-use assets	11,507	$10,586
Intangible assets, net	6,246	7,184
Goodwill	4,505	4,583
Deferred tax assets, net	89	—
Other assets	9,777	878
Total assets	$523,320	$175,646

Liabilities, Redeemable Preferred Stock, and Stockholders’ Equity
Current Liabilities:
Accounts payable	$20,650	$16,165
Accrued expenses and other current liabilities	24,320	13,659
Related party payables	216	—
Operating lease liabilities, current portion	1,041	875
Current portion of long-term debt – related party	—	2,319
Current portion of long-term debt	2,449	7,755
Deferred government grants	1,667	4,672
Deferred revenue	25,621	14,853
Total current liabilities	75,964	60,298
Operating lease liabilities, net of current portion	11,138	10,247
Long-term debt, net of current portion	34,139	28,455
Long-term debt, net of current portion – related party	—	15,000
Deferred tax liabilities, net	3,227	—
Other liabilities	784	1,189
Total liabilities	125,252	115,189

Commitments and Contingencies

Redeemable Preferred Stock:
Class A Redeemable Preferred Stock - $0.001 par value; 450,000 and 0 shares authorized as of October 2, 2026 and December 31, 2025, respectively; 200,000 and 0 shares issued and outstanding as of October 2, 2026 and December 31, 2025, respectively; aggregate redemption value of $200,551 and $0 as of October 2, 2026 and December 31, 2025, respectively	120,378	—
Stockholders’ Equity:
Preferred Stock - $0.001 par value; 20,000,000 shares authorized at October 2, 2026 and December 31, 2025, respectively. No shares issued and outstanding as of October 2, 2026 and December 31, 2025	—	—
Class A Common Stock – $0.001 par value; 500,000,000 shares authorized, as of October 2, 2026 and December 31, 2026, respectively, 0 and 20,122,721 shares issued and outstanding as of October 2, 2026 and December 31, 2025	—	20
Class B Common Stock – $0.001 par value; 0 and 40,000,000 shares authorized as of October 2, 2026 and December 31, 2025, respectively, 0 and 466 shares issued and outstanding as of October 2, 2026 and December 31, 2025, respectively	—	—
Common Stock - $0.001 par value; 540,000,000 and 0 shares authorized as of October 2, 2026 and December 31, 2025, respectively, 30,459,498 and 0 shares issued and outstanding as of October 2, 2026 and December 31, 2025, respectively	30	—
Additional paid-in capital	229,830	15,366
Retained earnings	48,164	44,791
Accumulated other comprehensive (loss) income	(334)	280
Total stockholders’ equity	277,690	60,457
Total liabilities, redeemable preferred stock, and stockholders’ equity	$523,320	$175,646
The accompanying notes are integral to the unaudited consolidated financial statements.

THE ELMET GROUP CO.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	October 2, 2026	September 30, 2025	October 2, 2026	September 30, 2025
Revenue	$79,560	$51,124	$201,968	$146,641
Cost of goods sold	54,686	40,023	148,660	116,782
Gross profit	24,874	11,101	53,308	29,859
Operating expenses:
General and administrative	9,592	5,565	34,416	12,840
Research and development	850	770	6,021	2,590
Sales and marketing	2,455	1,353	6,659	4,912
Total operating expenses	12,897	7,688	47,096	20,342
Operating income	11,977	3,413	6,212	9,517
Other (income) expense, net:
Interest (income) expense	(345)	552	395	1,855
Interest expense - related party	—	505	860	1,298
Change in fair value of derivative asset	—	—	(2,214)	—
Change in fair value of forward instruments	222	—	222	—
(Gain) loss on remeasurement of the fair value of marketable securities	(1,640)	—	(2,721)	23
Other income, net	(55)	(66)	(259)	(64)
Total other (income) expense, net	(1,818)	991	(3,717)	3,112
Income from continuing operations before taxes	13,795	2,422	9,929	6,405
Income tax provision	5,504	—	6,464	—
Income from continuing operations	8,291	2,422	3,465	6,405
Loss from discontinued operations	—	(852)	—	(2,398)
Net income	$8,291	$1,570	$3,465	$4,007

Net income per share:
Basic	$0.24	$0.08	$0.11	$0.20
Diluted	$0.24	$0.08	$0.10	$0.20
Weighted average shares outstanding
Basic	31,644,494	20,123,187	26,679,325	20,123,187
Diluted	32,300,797	20,302,389	27,219,588	20,231,912
The accompanying notes are integral to the unaudited consolidated financial statements.

THE ELMET GROUP CO.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended
	October 2, 2026	September 30, 2025
Cash flows from operating activities:
Net income	$3,465	$4,007
Loss from discontinued operations	—	(2,398)
Income from continuing operations	3,465	6,405
Adjustments to reconcile income from continuing operations to net cash used in operating activities:
Deferred income taxes, net	3,138	—
Unrealized gain on fair market value of derivative	(2,214)	—
Unrealized loss on forward instruments	222	—
Unrealized (gain) loss on marketable securities	(2,721)	23
Depreciation and amortization	5,704	4,839
Stock-based compensation	12,809	810
Noncash operating lease expense	739	693
Noncash interest expense	24	165
Provision for excess and obsolete inventories	2,404	527
Provision for credit losses	144	95
Change in fair value of interest rate collars	(73)	37
Change in operating assets and liabilities:
Accounts receivable	(16,677)	6,051
Unbilled revenue	(896)	(5,276)
Inventories	(85,511)	(13,046)
Related party receivables	238	—
Prepaid expenses and other current assets	(4,534)	(1,151)
Other assets	336	(96)
Accounts payable	4,712	3,352
Accrued expenses and other current liabilities	7,710	(2,375)
Operating lease liabilities	(602)	(579)
Related party payables	216	—
Deferred revenue	10,778	937
Other liabilities	(138)	11
Net cash (used in) provided by operating activities from continuing operations	(60,727)	1,422
Net cash used in operating activities from discontinued operations	—	(2,817)
Net cash used in operating activities	(60,727)	(1,395)

Cash flows from investing activities:
Purchase of shares upon exercise of call option (See Note 2)	(1,426)	—
Purchases of property, plant and equipment, net of grant proceeds (see Note 7 – Government Grants)	(4,829)	(5,872)
Net cash used in investing activities from continuing operations	(6,255)	(5,872)
Net cash used in investing activities from discontinued operations	—	(189)
Net cash used in investing activities	(6,255)	(6,061)

Cash flows from financing activities:
Proceeds from the issuance of Class A Redeemable Preferred Stock and warrants	200,000	—
Payments of issuance costs on Class A Redeemable Preferred Stock and warrants	(6,866)	—
Proceeds from initial public offering, net of underwriting discount and offering costs	125,363	—
Payments of principal on revolving credit facility	(174,470)	(326)
Proceeds from revolving credit facility	177,747	15,458
Payments of principal on long-term debt	(2,399)	(5,280)
Payments of principal on long-term debt – related party	(17,294)	—
Cash distributions paid to stockholders	—	(6,833)
Contributions from stockholders	—	250
Payments of deferred consideration	(73)	—
Payments of contingent consideration	(98)	—
Employee taxes paid on shares withheld for tax-withholding purposes	(4,371)	—
Payments of principal on revolving credit facility – related party	(1,771)	(1,375)
Payments of principal on finance leases	(24)	(36)
Repurchase of Class B common stock	(25)	—
Net cash provided by financing activities from continuing operations	295,719	1,858
Net cash provided by financing activities from discontinued operations	—	93
Net cash provided by financing activities	295,719	1,951
Effects of exchange rate changes on cash	(72)	98
Net increase (decrease) in cash and restricted cash	$228,665	$(5,407)
Cash and restricted cash at beginning of period	1,759	6,532
Cash and restricted cash at end of period	$230,424	$1,125

Reconciliation of cash and restricted cash at beginning of period:
Cash at beginning of period – continuing operations	$1,759	$3,608
Cash at beginning of period – discontinued operations	—	2,924
Cash and restricted cash at beginning of period	$1,759	$6,532

Reconciliation of cash and restricted cash at end of period:
Cash at end of period – continuing operations	$105,714	$1,114
Restricted cash at end of period - continuing operations	124,710	—
Cash at end of period – discontinued operations	—	11
Cash and restricted cash at end of period	$230,424	$1,125

Supplemental non-cash investing and financing information:
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$659	$3,173
Contracted government grants not yet received	$1,729	$171
Right-of-use assets obtained in exchange for new operating lease liabilities	$1,660	$—
Non-cash capitalized issuance costs	$1,951	$—
Issuance of TEG Warrants in exchange for a deferred asset	$9,259	$—
Accrued dividends and accretion on Class A Redeemable Preferred Stock	$634	$—

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,146	$2,587
Cash paid for income taxes	$1,330	$—
The accompanying notes are integral to the unaudited consolidated financial statements.

Non-GAAP Financial Measures:
The following tables display certain non-GAAP financial measures we believe are helpful in assessing our performance and interpreting our financial results. We believe these non-GAAP financial measures are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. We may use non-GAAP financial metrics in certain management compensation plans, debt covenants, internal budgetary decision making and other resource allocation decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP measurement. We define Adjusted EBITDA as our net income plus interest expense, income taxes, depreciation and amortization, and, as applicable for each period, stock-based compensation expense and non-cash gains and losses on the sale of assets. Adjusted EBITDA also excludes certain non-recurring costs such as the costs associated with the IPO, certain acquisition and transaction costs, severance and restructuring costs, and other non-recurring costs.
THE ELMET GROUP CO.
ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(NON- GAAP, UNAUDITED)
(in thousands)

	Quarters Ended
	October 2, 2026	September 30, 2025	TTM October 2, 2026	TTM July 3, 2026
Revenue	$79,560	$51,124	$256,963	$228,527
Gross profit	24,874	11,101	64,468	50,695
Gross profit %	31.3%	21.7%	25.1%	22.2%
Operating expenses	12,897	7,688	55,699	50,490
Net income (loss) from continuing operations	$8,291	$2,422	$5,000	$(869)
Net income (loss) from continuing operations %	10.4%	4.7%	1.9%	(0.4)%

Adjustments to income (loss) from continuing operations:
Income tax provision	$5,504	$—	$6,419	$915
Interest expense (income) (1)	(345)	1,057	2,512	3,914
Depreciation and amortization	1,925	1,624	6,913	6,612
Acquisition and transaction costs (2)	928	90	1,232	394
Fair value adjustments of equity instruments	(1,418)	—	(4,713)	(3,295)
Stock-based compensation (3)	2,074	427	17,513	15,866
Corporate costs associated with the offering (4)	—	983	2,647	3,630
Other (5)	—	791	537	1,328
Adjusted EBITDA (6)	$16,959	$7,394	$38,060	$28,495
Adjusted EBITDA Margin	21.3%	14.5%	14.8%	12.5%
(1)Interest expense includes both third-party interest expense and related party interest expense.
(2)The adjustment for acquisition and transaction costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, and dispositions, in each case, regardless of whether consummated.
(3)Stock-based compensation includes expenses associated with restricted stock grants made in support of our initial public offering and the Reorganization.
(4)Corporate costs associated with the initial public offering include third-party expenses related to enhancing our accounting controls and procedures, incremental audit costs, recruitment of executive team and legal expenses.
(5)Others includes non-recurring costs associated with a utility failure at our CMC facility in Euclid, Ohio, and other restructuring costs.
(6)Adjusted EBITDA excludes the financial impact of discontinued operations. On October 1, 2025 A&A distributed its shares in Polymer Laboratories, LLC to the individual shareholders, which is unrelated to A&A continuing operations and The Elmet Group Co.

Adjusted Net Income and Adjusted Net Income Per Share
Adjusted Net Income and Adjusted Net Income Per Share are non-GAAP measurements. We define adjusted net income as net income less stock-based compensation and one-time non-recurring costs such as tax impacts of the Reorganization, discontinued operations, the costs associated with the IPO, certain acquisition and transaction costs, severance and restructuring costs, and other non-recurring costs and the income tax effect of such adjustments, as applicable.
THE ELMET GROUP CO.
RECONCILIATION OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(NON-GAAP, UNAUDITED)
(in thousands)

	Quarters Ended
	October 2, 2026	September 30, 2025	TTM October 2, 2026	TTM July 3, 2026
Numerator:
Net (loss) income	$8,291	$1,570	$5,000	$(1,721)
Less: cumulative dividend on Class A Preferred Stock	(551)	—	(551)	—
Less: accretion of Class A Preferred Stock to redemption value	(83)	—	(83)	—
Net income (loss) available to common stockholders	7,657	1,570	4,366	(1,721)
Less: undistributed earnings allocated to participating securities	(37)	—	(37)	—
Net (loss) income attributable to common stockholders – basic	7,620	1,570	4,329	(1,721)
Add: reallocation of undistributed earnings to participating securities	1	—	1	—
Net (loss) income attributable to common stockholders – diluted	7,621	1,570	4,330	(1,721)
Adjustments to net income (loss) attributable to common stockholders:
Loss from discontinued operations	—	852	—	852
One time tax expense associated with the Reorganization (1)	—	—	3,791	3,791
Corporate costs associated with the IPO (2)	—	983	2,647	3,630
Stock-based compensation (3)	2,074	427	17,513	15,866
Acquisition and transaction costs (4)	928	90	1,232	394
Fair value adjustment of equity instruments	(1,418)	—	(4,713)	(3,295)
Other (5)	—	791	537	1,328
Tax effect of adjustments (6)	2,223	—	(2,625)	(4,848)
Adjusted net income-basic	$11,427	$4,713	$22,711	$15,997
Adjusted net income-diluted	$11,428	$4,713	$22,712	$15,997

Denominator:
Weighted average shares outstanding – basic	31,644,494	20,123,187	25,035,707	22,174,073
Weighted average shares outstanding – diluted(7)	32,300,797	20,302,389	25,507,036	22,495,000

Adjusted net income per share:
Basic	$0.36	$0.23	$0.91	$0.72
Diluted(7)	$0.35	$0.23	$0.89	$0.71

Net (loss) income per share:
Basic	$0.24	$0.08	$0.17	$(0.08)
Diluted(7)	$0.24	$0.08	$0.17	$(0.08)
(1)Reflects the impact of the deferred tax adjustment of $3.5 million, which was recognized in the period of Reorganization and does not reflect ongoing income tax expense, and other discrete tax impacts of $0.3 million related to the Reorganization.
(2)Corporate costs associated with the initial public offering include third-party expenses related to enhancing our accounting controls and procedures, incremental audit costs, recruitment of executive team and legal expenses.
(3)Stock-based compensation includes expenses associated with restricted stock grants made in support of our initial public offering and the Reorganization.
(4)The adjustment for acquisition and transaction costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, and dispositions, in each case, regardless of whether consummated.
(5)Other includes restructuring and severance costs associated with a reorganization at our CMC division and non-recurring costs associated with a utility failure at our CMC facility in Euclid, Ohio and other restructuring costs.
(6)Income tax effects associated with non-GAAP adjustments were calculated based on the specific tax treatment applicable to each adjustment and reflect the estimated current and deferred income tax consequences of the excluded items. The Company's effective GAAP tax rate for the quarter was 39.9%, while the effective tax rate applied to non-GAAP results was 140.3%. The difference between the GAAP and non-GAAP tax rates primarily reflects the impact of tax effects associated with the Reorganization impacts, stock-based compensation arrangements, executive compensation limitations, discrete tax items recognized during the period, and other tax-related adjustments that are not directly proportional to the underlying pretax non-GAAP adjustments. Accordingly, the tax effect of non-GAAP adjustments differs from the amount that would be determined by applying the Company's GAAP effective tax rate or statutory tax rate to the related pretax adjustments. There is no tax impact prior to the quarter ended April 3, 2026, as we were treated as an S-corporation for tax purposes prior to the Reorganization.
(7)The potential impact on weighted average common stock outstanding (diluted) related to our restricted stock was evaluated under the treasury stock method based on the weighted average unrecognized compensation costs for each period and the estimated fair value of our common stock for each period.